UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

HG HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

HG Holdings, Inc.

6265 Old Water Oak Road

Suite 204

Tallahassee, FL 32312

(850) 201-9204

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS IN LIEU OF A MEETING

Dear Stockholders,

This Information Statement is being provided by the Board of Directors (the “Board”) of HG Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to the Company’s stockholders of record as of the close of business on June 5, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify the Company’s stockholders that, as recommended by the Board, on June 15, 2026, holders of a majority of the Company’s outstanding stock entitled to vote acted by written consent in lieu of a meeting of stockholders to:

(1)

Elect one director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and

(2)	Approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

The approval of such holders was sufficient under the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to approve the matters set forth above; therefore, the matters set forth above are not being submitted to the Company’s other stockholders for a vote.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS. NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS PROVIDED SOLELY FOR YOUR INFORMATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required on your part. In accordance with Rule 14c-2 under the Exchange Act, the matters set forth above will not take effect until the 20th calendar day following the mailing of this Notice and the accompanying Information Statement to stockholders of record as of the Record Date, or as soon thereafter as is reasonably practicable.

BY ORDER OF THE BOARD OF DIRECTORS OF HG HOLDINGS, INC.,

/s/ Anna Lieb

Anna Lieb

Secretary

June 17, 2026

HG Holdings, Inc.

6265 Old Water Oak Road

Suite 204

Tallahassee, FL 32312

(850) 201-9204

INFORMATION STATEMENT

ACTION TAKEN BY WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

In this Information Statement, unless the context otherwise requires, the “Company,” “we,” “our,” and “us” and similar expressions refer to HG Holdings, Inc., a Delaware corporation. This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from stockholders holding a majority of the stock of the Company entitled to vote (the “Majority Stockholders”) to:

(1)

Elect one director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and

(2)	Approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

This Information Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are being mailed on or about June 17, 2026 to the Company’s stockholders of record as of June 5, 2026 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of a corporate action taken by our stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law (the “DGCL”). We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our stock held by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the matters set forth above will not take effect until the 20th calendar day following the mailing of this Information Statement to stockholders of record as of the Record Date, or as soon thereafter as is reasonably practicable.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving this Information Statement?

A:

The purpose of this Information Statement is to inform the Company’s stockholders that on June 15, 2026, the Majority Stockholders acted by written consent in lieu of a meeting of stockholders to (i) elect one director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and (ii) approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025. Pursuant to Section 228 of the DGCL, Article II, Section 9 of the Company’s Bylaws, as amended (the “Bylaws”), and Section 14(c) of the Exchange Act and the regulations promulgated thereunder, the Company is required to provide prompt notice of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action. You are urged to read this Information Statement in its entirety for a description of the action taken by the Company and the Majority Stockholders.

Q:	Why is no formal annual meeting of the stockholders being held?

A:

According to Section 228 of the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in the manner required by Section 228 of the DGCL.

Pursuant to Section 6 of Article FIFTH of the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

On June 15, 2026, pursuant to a written consent in lieu of a meeting of stockholders, the Majority Stockholders, holding an aggregate of 3,804,935 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”), or 75.39% of the total outstanding shares of Common Stock, (i) elected one director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and (ii) approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

FOR THIS REASON, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

THE ACTIONS PLACED BEFORE THE MAJORITY STOCKHOLDERS, HAVING BEEN EFFECTIVELY DECIDED BY A MAJORITY OF THE STOCKHOLDERS BY WRITTEN CONSENT, WILL BE IMPLEMENTED WITHOUT A STOCKHOLDERS’ MEETING ON THE 20TH DAY FOLLOWING THE DISTRIBUTION OF THIS INFORMATION STATEMENT.

Q:	What actions did the Board of Directors take?

A:

On May 28, 2026, the Company’s Board of Directors (the “Board”), by unanimous written consent, (i) nominated Jeffrey S. Gilliam for election as a director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting) and recommended that the stockholders elect Mr. Gilliam as a director; and (ii) recommended that the stockholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

Q:

Do I need to consent or submit a proxy in relation to the election of Mr. Gilliam as a director or the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s named executive officers for the year ended December 31, 2025?

A:

No. The Majority Stockholders have already elected Mr. Gilliam as a director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting) and approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025 pursuant to a written consent in lieu of a meeting of stockholders. The Company is not soliciting your consent or proxy in connection with such matters, and no consents or proxies are requested from stockholders.

Q:	What were the voting requirements to elect the director nominee?

A:

Under our Bylaws, all elections of directors shall be decided by plurality vote. Plurality voting simply means that the director candidate getting the highest number of votes cast “FOR” his election will be elected. The Company has not received notice of any nominees for director other than Mr. Gilliam.

Q:	What were the voting requirements for the advisory (non-binding) proposal regarding the compensation paid to our named executive officers for the year ended December 31, 2025?

A:

Approval of the advisory (non-binding) vote on the compensation paid to our named executive officers for the year ended December 31, 2025 (“say on pay”) required the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the proposal. As an advisory vote, this vote is not binding upon us. However, the compensation and benefits committee of the Board, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Q:	Am I entitled to appraisal rights or dissenters’ rights?

A:

No. Stockholders are not entitled to dissenters’ rights or to demand appraisal of, or to receive payment of, their shares under the DGCL in connection with the matters described in this Information Statement.

Q:	Is any action required on my part?

A:	No action is required on your part. This Information Statement is purely for your knowledge and records.

Q:	To whom may I direct any additional questions regarding this Information Statement?

A:	Any additional questions regarding this Information Statement may be directed to:

HG Holdings, Inc.

6265 Old Water Oak Road

Suite 204

Tallahassee, FL 32312

(704) 452-8387

investor@hgholdingsinc.net

CONSENTING STOCKHOLDERS

As of the Record Date, there were 5,046,795 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

On May 28, 2026, the Board unanimously executed a written consent (i) nominating Jeffrey S. Gilliam for election as a director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting) and recommending that the stockholders elect Mr. Gilliam as a director; and (ii) recommending that the stockholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025. Pursuant to Section 228 of the DGCL, the Majority Stockholders (A) elected Mr. Gilliam as a director to serve until the Company’s 2029 annual meeting of stockholders (or such other time that the Company’s stockholders act by written consent to elect directors in lieu of a 2029 annual meeting); and (B) approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025, pursuant to the Consent dated June 15, 2026. The Majority Stockholders are the record or beneficial owner of 3,804,935 shares of Common Stock, which represents 75.39% of the total shares of Common Stock entitled to vote. No consideration was paid for the consents. The names of the Majority Stockholders, affiliations with the Company and beneficial holdings are as follows:

Name of Stockholder	Shares of Common Stock	Percent of Total Shares Entitled to Vote
Hale Partnership Fund, L.P. (1)	1,550,439	30.72%
The Vanderbilt University “VUA Hale SMA” (2)	1,511,983	29.96%
MGEN II – Hale Fund, L.P. (1)	63,100	1.25%
Dickinson – Hale Fund, L.P. (1)	87,704	1.74%
Smith – Hale Fund, L.P. (1)	187,243	3.71%
Hale ICFG Fund, L.P. (1)	376,689	7.46%
Steven A. Hale II (3)	27,777	0.55%
Total	3,804,935	75.39%

(1)

Hale Partnership Capital Management, LLC (“Hale Advisor”), an asset management firm founded by Steven A. Hale II, our Chairman and Chief Executive Officer, and for which Mr. Hale serves as sole manager, is the investment manager for each of (i) Hale Partnership Fund, L.P.; (ii) MGEN II – Hale Fund, L.P.; (iii) Dickinson – Hale Fund, L.P.; (iv) Smith – Hale Fund, L.P.; and (v) Hale ICFG Fund, L.P. (collectively, the “Hale Funds”). Hale Partnership Capital Advisers, LLC (“Hale GP”), an entity for which Mr. Hale serves as sole manager, is the general partner of each of the Hale Funds.

(2)	Hale Advisor serves as the investment manager of The Vanderbilt University “VUA Hale SMA” (the “Managed Account”).

(3)	Mr. Hale is our Chairman and Chief Executive Officer.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the matters described above. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

ELECTION OF DIRECTORS

Our Board has set the number of our directors at three, one of whom is our Chairman and Chief Executive Officer, Steven A. Hale II, and two of whom are independent. Our directors are divided into three classes with staggered terms. One director, Mr. Gilliam, whose term was set to expire in 2026, was unanimously nominated for re-election by our Board and re-elected by the Majority Stockholders to serve another three-year term expiring in 2029.

Director Elected for a Three-Year Term Ending 2029

Jeffrey S. Gilliam, 68, has been a director since February 2015. Since April 2022, Mr. Gilliam has served as the CFO/Treasurer of Hickory Springs Manufacturing Company. Mr. Gilliam also has served as the managing member of Willow Oak Advisory Group, LLC (“Willow Oak Advisory Group”), a provider of business advisory services, since January 2016. Related to his duties with Willow Oak Advisory Group, Mr. Gilliam served as President of Columbus Industries, Inc. (a division of Filtration Group) from August 2019 until February 2022. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016. Mr. Gilliam served as President of Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems, from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008. Our corporate governance and nominating committee and our Board concluded that Mr. Gilliam is qualified to serve as a director by reason of his strong financial experience as a chief financial officer. Mr. Gilliam was appointed to our Board in February 2015 pursuant to an agreement dated February 12, 2015 with Hale Partnership Fund, LP and Talanta Fund, L.P. (collectively with their affiliates, the “Hale-Talanta Group”), which had nominated two candidates for election to our Board at the 2015 annual meeting of stockholders. Under this agreement, we appointed Mr. Gilliam to our Board for a term expiring at the 2017 annual meeting of stockholders and the Hale-Talanta Group withdrew its nominations. Mr. Gilliam was re-elected by our stockholders in 2017, 2020, 2023 and 2026.

Directors Whose Terms Do Not Expire this Year

Peter M. Sherman, 65, has been a director since December 2020. Mr. Sherman has served as founder of Sherman Capital Management, a special situation investing and restructuring consulting firm for institutional investors, since July 2016. Mr. Sherman also served as Chief Risk Officer of Capitala Group, a lower middle market lender and equity investor, from February 2018 to March 2024. Mr. Sherman was a partner in Brevet Capital Management, a middle market direct lending hedge fund, from June 2014 to June 2016. Mr. Sherman was elected to our Board in December 2020 upon the recommendation of our Chairman and Chief Executive Officer and was re-elected by the Company’s stockholders in 2021 and 2024. Our corporate governance and nominating committee and our Board concluded that Mr. Sherman is qualified to serve as a director by reason of his experience in principal finance and debt capital markets, special situation restructuring, and as a capital provider to lower to middle market companies through his role as a chief risk officer. Mr. Sherman’s term as director expires in 2027.

Steven A. Hale II, 42, has been a director since February 2017 and has served as Chairman of our Board since November 2017. He has also served as our Chief Executive Officer since March 2018. Since March 2019, Mr. Hale has served as Chairman and Chief Executive Officer of HC Government Realty Trust, Inc. (“HC Realty”), an internally-managed real estate investment trust focused on acquiring, financing, owning and managing build-to-suit or renovate-to-suit, single-tenant properties leased primarily to the U.S. government and administered by the GSA or directly by the federal government agencies or sub-agencies occupying such properties. He has also served as President of HC Realty from August 2020 until January 2022 and again beginning in August 2024. We currently own approximately 28.0% of the voting interest of HC Realty and HC Realty is considered to be a related party of the Company. Mr. Hale is also the founder and sole manager of Hale Advisor, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position with Hale Advisor since 2010. From 2007 to 2010, prior to founding Hale Advisor, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities. Our corporate governance and nominating committee and our Board concluded that Mr. Hale is qualified to serve as a director by reason of his experience as our Chief Executive Officer, his experience with asset management and his indirect ownership of approximately 75% of our outstanding shares of Common Stock.

Mr. Hale was initially elected to our Board pursuant to the terms of an agreement dated January 30, 2017 with Hale Partnership Fund, LP, and related parties (collectively, the “Hale Group”), a stockholder group that, as of the date of the agreement, owned approximately 10% of our outstanding shares of common stock and which had nominated two candidates for election to our Board at the 2017 annual meeting of stockholders. Under this agreement, we appointed Mr. Hale to our Board and the Hale Group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Hale and Gilliam as directors at the 2017 annual meeting of stockholders for a term that expired at the 2020 annual meeting of stockholders. Mr. Hale was re-elected by our stockholders in 2020, 2022 and 2025. Mr. Hale’s term as a director expires in 2028.

CORPORATE GOVERNANCE

The Board of Directors

We operate under the direction of the Board. The Board has determined that all current directors, with the exception of Mr. Hale, who serves as our Chief Executive Officer, are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market (which we have adopted for purposes of determining such independence even though we are not listed on a national securities exchange).

The Board met four times during 2025. During 2025, each of our incumbent directors attended at least 75% of the total meetings of the Board and the committees of the Board on which he served. The Board has adopted a policy that all directors should attend our annual meeting of stockholders, to the extent it is held in any given year. All directors attended our 2025 annual meeting of stockholders.

Committee Information

The Board currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee. Each of these committees has a written charter, current copies of which can be found at our website, www.hgholdingsinc.net. The information contained on this website is not part of, or incorporated by reference in, this Information Statement.

Audit Committee. The audit committee presently consists of Messrs. Gilliam (Chair) and Sherman. The Board has determined that Messrs. Gilliam and Sherman each meet the current independence requirements contained in the rules of The NASDAQ Stock Market, including the additional independence requirements applicable to audit committee members. The Board has also determined that Mr. Gilliam qualifies as an “audit committee financial expert” as that term is defined in regulations promulgated by the SEC. The primary purpose of the audit committee is to assist the Board in fulfilling its responsibilities to oversee management regarding the Company’s accounting and financial reporting process, the Company’s internal controls over financial reporting and disclosure controls and procedures, the annual independent audit of the Company’s financial statements, and the Company’s compliance with legal and regulatory requirements. The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The Board has adopted a written charter for the audit committee, a current copy of which is available on the Company’s website at http://www.hgholdingsinc.net/corporate-governance/. The audit committee met four times during 2025.

Compensation and Benefits Committee. The compensation and benefits committee presently consists of Messrs. Sherman (Chair) and Gilliam. The Board has determined that Messrs. Sherman and Gilliam each meet the current independence requirements contained in the rules of The NASDAQ Stock Market, including the additional independence requirements applicable to compensation committee members. The primary purpose of the compensation and benefits committee is to (i) assist the Board in discharging its oversight responsibilities with respect to compensation of our executives and (ii) administer designated executive compensation plans of the Company. The compensation and benefits committee has not delegated its authority to any other person. The Board has adopted a written charter for the compensation and benefits committee, a current copy of which is available on the Company’s website at http://www.hgholdingsinc.net/corporate-governance/. The compensation and benefits committee met four times during 2025.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee presently consists of Messrs. Sherman (Chair) and Gilliam. The Board has determined that Messrs. Sherman and Gilliam each meet the current independence requirements contained in the rules of The NASDAQ Stock Market. The primary purpose of the corporate governance and nominating committee is to (i) recommend to the Board director nominees to be presented at the annual meeting of stockholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death, increase in the number of authorized directors or otherwise; (ii) identify individuals qualified to become members of the Board; and (iii) develop and recommend to the Board corporate governance policies applicable to the Company. The Board has adopted a written charter for the corporate governance and nominating committee, a current copy of which is available on the Company’s website at http://www.hgholdingsinc.net/corporate-governance/. The corporate governance and nominating committee met four times during 2025.

Nominations for Director

Selection of Directors

Unless otherwise provided by Delaware law and our Bylaws, our corporate governance and nominating committee is responsible for recommending director nominees to the Board and the Board is responsible for presenting director nominees to be voted on at the annual meeting of stockholders (or by written consent of the stockholders in lieu of an annual meeting), provided that any vacancy on the Board may be filled only by a majority vote of the remaining directors in office, even if the remaining directors do not constitute a quorum.

The corporate governance and nominating committee does not have a formal policy with respect to qualifications or diversity of members of the Board. The corporate governance and nominating committee may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other members of the Board, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the corporate governance and nominating committee evaluates the entirety of each candidate’s credentials.

The corporate governance and nominating committee will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. Any stockholder wishing to recommend a candidate for consideration by the corporate governance and nominating committee should send a written statement addressed to our Secretary at our principal executive offices identifying the candidate and providing relevant qualifications and biographical information. When selecting nominees to recommend to the Board, the corporate governance and nominating committee evaluates all candidates, including candidates recommended by stockholders, equally.

Stockholder Nominations of Directors

Our Bylaws provide that a stockholder entitled to vote in the election of directors may nominate (without the recommendation of the corporate governance and nominating committee or the Board) one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s annual meeting (or information statement in lieu thereof). Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)	the name and address of the stockholder who intends to make the nomination;

(ii)

a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)	such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated by the Board; and

(v)	the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about these qualifications. The bylaw does not give the Board any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate. The Board believes that it should be free to choose the leadership structure from time to time that is in the best interests of the Company and our stockholders. Our current chairman was an independent, non-employee director until he became chief executive officer effective March 2, 2018 in connection with the sale of substantially all our assets at the time. The Board believes the leadership structure combining the roles of chairman and chief executive officer is currently most effective and promotes our strategy to profitably grow our core title insurance and settlement services business. The Board believes that, because the chief executive officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the chief executive officer is the director best qualified to act as chairman of the board.

Risk Management

The Board has an active role, as a whole and through its committees, in overseeing management of our risks. We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively. This assessment is reviewed with the audit committee. The Board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each. In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Hedging

The Company has not adopted any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock either granted to the employee or director by the Company as part of the compensation of the employee or director, or held, directly or indirectly, by the employee or director.

Stockholder Communications

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire Board or to individual directors by addressing them to our Secretary at the following address: HG Holdings, Inc., 6265 Old Water Oak Road, Suite 204, Tallahassee, Florida 32312.

Review of Transactions with Related Persons

Under the audit committee charter, the audit committee is responsible for reviewing any transaction involving related persons which requires disclosure pursuant to SEC Regulation S-K, Item 404 and has the power to approve or disapprove these transactions.

Since January 1, 2025, the Company has entered into the following transactions involving amounts in excess of $120,000 with related persons or affiliated entities:

During 2025, the Company invested an additional $272,000 into HP LPT Holding Company LLC (“HP LPT”), a limited liability company domiciled in the state of Florida. HP LTP is a related party of the Company as it is controlled by Mr. Hale through his ownership of the Hale Funds. HP LPT is a holding company for the segregated portfolio cell writing reinsurance business in Cayman Islands.

Beginning in 2024, the Company, through HGMA, was engaged to provide management advisory services to a related captive managing general agency, HPMA, and its affiliates, including a related reinsurance intermediary. Such services included, but were not limited to general management, legal entity formation, legal compliance, strategy services, review of potential acquisitions and transactions, licensure, regulatory approval, and other general operational services. The engagement was renewed for six months from January 1, 2025 through June 30, 2025, for a monthly fee of $250,000. HPMA is a related party of the Company as it is controlled by Mr. Hale. The engagement expired in accordance with its terms on June 30, 2025.

On April 21, 2025, the Company entered into a Master Services Agreement, effective June 1, 2025, with HP Risk Solutions, LLC (“HP Risk”), a wholly-owned subsidiary of HP Holding Company, LLC, which is wholly owned by certain affiliates of Mr. Hale, pursuant to which the Company provides certain managerial and operational services to HP Risk for consideration from HP Risk of $6 million per year over the course of three years (the “Services Agreement”). Such services to be performed pursuant to the Services Agreement include, but are not limited to:  reinsurance brokerage services; the review and improvement of financial goals; compliance with legal and regulatory mandates; maintenance of an ethical business environment; investment and asset manager compliance; cash and equity management; corporate tax management; personnel management; related party transaction oversight; tax preparation administration; strategic capital modeling; the review of potential acquisitions and transactions involving affiliates and third parties, including but not limited to, renewal rights deals, loss portfolio transfers or entity acquisitions; execution of (or provision for the execution of) all general corporate legal matters; and provision of internal control management services.

During 2025, the Company received $891,000 of distributions as a result of the Company’s equity investment in HP Holding Company, LLC. HP Holding Company, LLC is a related party of the Company as it is controlled by Mr. Hale through his ownership of the Hale Funds.

Delinquent Section 16(a) Reports

The Exchange Act requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements, except as follows:

One Form 4 required to be filed by Hale Advisor on April 23, 2025 was filed late on May 12, 2025 due to delays in obtaining EDGAR filing codes for Hale Advisor and its joint filers, Mr. Hale and Hale Partnership Fund, L.P. The Form 4 was filed promptly upon obtaining such EDGAR filing codes and reports the acquisition of shares of Common Stock by entities for which Hale Advisor serves as investment manager in exchange for shares of ACMAT Common Stock and ACMAT Class A Stock and other assets pursuant to the Contribution Agreement (as defined below).

Code of Ethics

We have adopted a code of ethics that applies to our associates, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics is posted on our website at www.hgholdingsinc.net. Amendments to and waivers from our code of ethics will be posted to our website when permitted by applicable SEC rules and regulations.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations (the “Insider Trading Policy”). The Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.

Director Compensation

The Board has approved a policy for compensation of non-employee directors providing that each non-employee director receives annual cash compensation in the amount of $35,000. The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies. The Board approves director compensation. Pursuant to the agreement under which he was elected to the Board, Mr. Hale has agreed to serve as a director without compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2025.

DIRECTOR COMPENSATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025

	Fees
	Earned	Stock
Name	in Cash ($)	Awards ($) (1)	Total ($)
STEVEN A. HALE II	—	—	—
PETER M. SHERMAN	35,000	—	35,000
JEFFREY S. GILLIAM	35,000	—	35,000

.
(1)	At December 31, 2025, Messrs. Sherman and Gilliam held no stock options or restricted shares of Common Stock.

EXECUTIVE COMPENSATION

Executive Compensation Program

Our named executive officers for 2025 were Steven A. Hale II, our Chairman and Chief Executive Officer, and Anna A. Lieb, our Principal Financial and Accounting Officer; Secretary (collectively the “Named Executive Officers”).

During 2025, our executive compensation program had two major components: salary and a cash bonus. The program was designed to promote our strategy of profitably growing our core title insurance and management services business.

Our executive compensation program is administered by the compensation and benefits committee of our Board.

Salary and Bonus. Our Named Executive Officers received the following cash compensation in 2025:

●	Steven A. Hale II received an annual salary of $125,000, and
●	Anna A. Lieb received an annual salary of $300,000 and a bonus of $85,000, which included a cash retention bonus of $25,000.

Long-Term Incentives. Our Named Executive Officers did not receive any restricted stock awards in 2025.

Summary Compensation Table

The following table sets forth compensation received by the Named Executive Officers for the years ended December 31, 2025 and 2024.

SUMMARY COMPENSATION TABLE

					Stock	Option	Non-Equity	All Other
		Salary			Awards	Awards	Incentive Plan	Compensation	Total
Name and Principal Position	Year	($)		Bonus ($)	($)	($)	Compensation	($)	($)

STEVEN A. HALE II,	2025	125,000		—	—	—	—	—	125,000
Chairman and Chief Executive Officer	2024	125,000		—	—	—	—	—	125,000

ANNA A. LIEB,	2025	300,000	(1)	85,000	—	—	—	—	385,000
Principal Financial and Accounting Officer; Secretary	2024	275,000	(1)	61,000	—	—	—	—	336,000

(1) Ms. Lieb received a salary increase effective May 31, 2024 in connection with her appointment as Principal Financial and Accounting Officer; Secretary.

Outstanding Equity Awards at Fiscal Year-End Table

As of December 31, 2025, there were no outstanding equity awards.

Pay Versus Performance

The following table presents the Company’s pay versus performance disclosure as required by the SEC.

Year(1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (5)	Company Reported Net Income (Loss) ($)
2025	125,000	125,000	385,000	385,000	$71.43	1,666,000
2024	125,000	125,000	230,500	230,500	$67.86	(249,000)
2023	125,000	125,000	550,000	550,000	$89.14	(953,000)

(1)

Our principal executive officer (“PEO”) for the years ended December 31, 2025, 2024 and 2023 was Steven A. Hale II, our Chairman and Chief Executive Officer. Our non-PEO named executive officer for the year ended December 31, 2025 was Anna A. Lieb, our Principal Financial and Accounting Officer; Secretary. Our non-PEO named executive officers for the year ended December 31, 2024 were Ms. Lieb, our Principal Financial and Accounting Officer; Secretary, effective as of May 31, 2024, and Justin H. Edenfield, our former Principal Financial and Accounting Officer; Secretary. Our non-PEO named executive officer for the year ended December 31, 2023 was Mr. Edenfield.

(2)	Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year in which Mr. Hale served as our PEO.

(3)

For 2025, represents the total compensation reported in the Summary Compensation Table for Ms. Lieb. For 2024, represents the average of the total compensation reported in the Summary Compensation Table for Ms. Lieb and Mr. Edenfield. For 2023, represents the total compensation reported in the Summary Compensation Table for Mr. Edenfield.

(4)

For 2025, represents the compensation actually paid to Ms. Lieb. For 2024, represents the average of the compensation actually paid to Ms. Lieb and Mr. Edenfield. For 2023, represents the compensation actually paid to Mr. Edenfield.

(5)

Total Shareholder Return is calculated assuming a $100 investment in the Company on December 30, 2022, calculated through the end of 2023, 2024 or 2025, as the case may be, based on the Company’s closing stock price on the OTCQB.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation,” including tabular disclosures and narrative sections accompanying the tabular disclosures in this Information Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board. However, the compensation and benefits committee and the Board value the opinions of our stockholders and will take into account the results of the advisory “say-on-pay” vote when setting executive compensation policies and decisions. At the 2025 annual meeting of stockholders, approximately 99.75% of shares represented at the annual meeting and entitled to vote on the proposal approved, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended December 31, 2024. The compensation and benefits committee considered the results of the advisory vote when setting executive compensation for 2025 and plans to continue to do so in future executive compensation policies and decisions.

The Board has adopted a policy for an annual “say-on-pay” advisory vote and, at our 2023 annual meeting of stockholders, our stockholders voted in favor of holding an annual “say-on-pay” advisory vote. In accordance with this policy, the Majority Stockholders voted on the advisory “say-on-pay” proposal by written consent and approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for the year ended December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership, as of the Record Date, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, our named executive officers, and our directors and current executive officers as a group. Unless otherwise set forth below, the address of each stockholder listed in the following table is 6265 Old Water Oak Road, Suite 204, Tallahassee, Florida 32312. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. Percentages are based on 5,046,795 shares of Common Stock outstanding as of the Record Date.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Solas Capital Management, LLC	702,487	(a)	13.92%
Hale Partnership Fund, L.P. and related parties	3,777,158	(b)	74.84%
Jeffrey S. Gilliam	4,165			(c)
Steven A. Hale II	3,804,935	(d)	75.39%
Peter M. Sherman	8,702			(c)
Anna A. Lieb	—		—
All directors and executive officers as a group (4 persons)	3,817,802	(d)(e)	75.65%

(a)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13G filed with the SEC on April 28, 2025, and a Form 4 filed with the SEC on March 30, 2026, by Solas and its portfolio manager, Frederick Tucker Golden (“Golden”). The Schedule 13G indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares. The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(b)

The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on December 12, 2025 by Hale Advisor, Hale GP, the Hale Funds, Clark – Hale Fund, L.P. and Steven A. Hale II and a Form 4 filed with the SEC on December 12, 2025. Hale Advisor and Steven A. Hale II each have shared voting and dispositive power over all of the reported shares. Steven A. Hale II also has sole voting power over 27,777 shares. Hale GP has shared voting and dispositive power over 2,265,175 shares; Hale Partnership Fund, L.P. has shared voting and dispositive power over 1,550,439 shares, Hale ICFG Fund, L.P. has shared voting and dispositive power over 376,689 shares, MGEN II - Hale Fund, L.P. has shared voting and dispositive power over 63,100 shares, Dickinson-Hale Fund, L.P. has shared voting and dispositive power over 87,704 shares, Smith-Hale Fund, L.P. has shared voting and dispositive power over 187,243 shares, and the Managed Account for which Hale Advisor serves as investment manager has shared voting and dispositive power over 1,511,983 shares. Clark – Hale Fund, L.P. has shared voting and dispositive power over zero shares as a result of a Company repurchase of all shares previously held by Clark – Hale Fund, L.P. pursuant to a stock repurchase agreement dated December 10, 2025. The Schedule 13D/A and Form 4 indicate Hale GP, an entity for which Mr. Hale serves as sole manager, is the General Partner of Hale Partnership Fund, L.P., Hale ICFG Fund, L.P., MGEN II - Hale Fund, L.P., Clark - Hale Fund, L.P., Dickinson-Hale Fund, L.P. and Smith-Hale Fund, L.P. The principal business and principal office address for each of the aforementioned parties is 4350 Congress St, Suite 580, Charlotte, North Carolina 28209.

(c)	1% or less.
(d)	Includes 3,777,158 shares over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Advisor. See note (b) above.
(e)	Includes shares beneficially owned by all directors and current executive officers. Ms. Lieb does not beneficially own any shares of Common Stock of the Company.

Change of Control Transaction

On April 21, 2025, the Company entered into an Assignment and Contribution Agreement (the “Contribution Agreement”) with the assignors listed on Schedule A thereto (the “Assignors”), pursuant to which the Assignors assigned and contributed to the Company an aggregate of 10,203 shares of common stock, no par value, and 291,656 shares of Class A stock, no par value, of ACMAT Corporation, a Connecticut corporation, and, in consideration of and exchange therefor, the Company issued to the Assignors an aggregate of 2,899,876 shares of Company Common Stock, which issuance was contingent upon the closing of the transactions contemplated by the Services Agreement. Hale Advisor, controlled by Mr. Hale, is the registered investment advisor or investment manager for each of the Assignors, and Hale GP, controlled by Mr. Hale, is the general partner of all but one of the Assignors. Prior to the transactions effected pursuant to the Contribution Agreement and the Company’s repurchase of 402,322 shares of common stock from unaffiliated third parties effective as of the same date, the Assignors owned an aggregate of approximately 34.7% of the Company’s outstanding shares of Common Stock. After giving effect to the transactions effected pursuant to the Contribution Agreement and the repurchase described above, the Assignors owned an aggregate of approximately 73.0% of the Company’s outstanding shares of Common Stock. In addition, after giving effect to these transactions, Mr. Hale individually owned 0.52% of the Company’s outstanding shares of Common Stock.

INDEPENDENT PUBLIC AUDITORS

Fees and Services

As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 3, 2025, effective as of November 1, 2025, the partners and professional staff of Horne LLP (“Horne”), an independent registered public accounting firm, joined BDO USA, P.C. (“BDO”). As a result of this transaction, effective as of November 1, 2025, Horne resigned as the Company’s independent registered public accounting firm, and the Company, through and with the approval of the audit committee, appointed BDO as its independent registered public accounting firm. The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, BDO and Horne for each of the periods set forth below, all of which were pre-approved by the audit committee.

	2025	2024
Audit Fees	$130,000	$120,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$130,000	$120,000

Audit Fees. These fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Quarterly Reports on Form 10-Q.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee of the board of directors of HG Holdings, Inc. (the “Company”) is to assist the board of directors in fulfilling its responsibilities to oversee management regarding the Company’s accounting and financial reporting process, the Company’s internal controls over financial reporting and disclosure controls and procedures, the annual independent audit of the Company’s financial statements, and the Company’s compliance with legal and regulatory requirements. Management is responsible for preparing the Company’s financial statements and assessing the effectiveness of the Company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the Company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the audit committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence from the Company and management. The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountants’ independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The members of the audit committee are:

Jeffrey S. Gilliam, Chairman

Peter M. Sherman

ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov. We also maintain a website at www.hgholdingsinc.net where we make available, free of charge, in the Investor Relations section, documents we file with or furnish to the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports. We make this information available as soon as reasonably practicable after we electronically file such materials with, or furnish such information to, the SEC. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this Information Statement or any other report or document we file with the SEC. Copies of such documents are available in print at no charge to any stockholder who makes a request. Such requests should be made to our corporate headquarters, 6265 Old Water Oak Road, Suite 204, Tallahassee, Florida 32312, Attention: Mr. Steven A. Hale II, by telephone at (850) 201-9204, or by e-mail at investor@hgholdingsinc.net.

HOUSEHOLDING OF INFORMATION STATEMENT

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single Information Statement and Annual Report on Form 10-K is delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company stockholders will be “householding” the Information Statement and Annual Report on Form 10-K as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement and Annual Report on Form 10-K, or if you and other stockholders sharing your address are receiving multiple copies of the Information Statement and Annual Report on Form 10-K and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Company shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

HG Holdings, Inc.
6265 Old Water Oak Road, Suite 204

Tallahassee, FL 32312
Attention: Secretary

(704) 452-8387

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS OF HG HOLDINGS, INC.,

/s/ Anna Lieb

Anna Lieb

Secretary

June 17, 2026